UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2017

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 21, 2017, the Board of Directors of Danaher Corporation (“Danaher”) increased the size of Danaher’s Board from eleven to twelve members and appointed Raymond C. Stevens, Ph.D. to the Board to fill the newly-created vacancy, with a term expiring at Danaher’s 2017 annual meeting of shareholders. As a non-employee director, Professor Stevens will receive the same compensation paid to other non-employee directors of Danaher as disclosed in Exhibit 10.21 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein. Professor Stevens has also entered into a director indemnification agreement with Danaher, the form of which is disclosed as Exhibit 10.30 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2016 and which is incorporated by reference herein. In connection with his appointment, the Board also determined that Professor Stevens is independent within the meaning of the listing standards of the New York Stock Exchange.

There is no arrangement or understanding between Professor Stevens and any other person pursuant to which he was selected as a director of Danaher. There are no transactions in which Professor Stevens has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
Name:	James F. O’Reilly
Title:	Executive Vice President and Chief Financial Officer

Dated: February 21, 2017